UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

(Exact name of registrant as specified in its charter)

Delaware	84-0592823
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

633 17th Street, Suite 1900 Denver, Colorado	80202-3619
(Address of principal executive offices)	(Zip Code)

(303) 296-3076
(Registrant telephone including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common Stock, $0.001 par value per share	NYSE Amex LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: None

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Explanatory Note: This registration statement registers under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the common stock, $0.001 par value (the “Common Stock”), of Earthstone Energy, Inc., Delaware corporation (the “Registrant”) on NYSE Amex LLC (“NYSE Amex”).  The Registrant’s Common Stock to be registered hereunder has been approved for listing on the NYSE Amex under the symbol “ESTE.”  The Common Stock is presently quoted on the NASDAQ Capital Market.  Upon the commencement of trading of the Common Stock on NYSE Amex, the Registrant will voluntarily withdraw the listing of the Common Stock on the NASDAQ Capital Market.

Item 1. Description of Registrant’s Securities to be Registered.

The Registrant hereby incorporates by reference herein the description of its Common Stock in the registration statement on Form 8-A, filed with the Securities and Exchange Commission on January 24, 2011.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the NYSE Amex and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EARTHSTONE ENERGY, INC.

Date: December 14, 2011	By:	/s/ Ray Singleton
Ray Singleton
President and Chief Executive Officer